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                                                                    Exhibit 24.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of America's Senior Financial Services, Inc. of our reports, as listed below, which appear in the December 31, 1999 annual report on Form 10-KSB of America's Senior Financial Services, Inc.:

1. Our Independent Auditors' Report dated March 31, 2000 on the 1999 and 1998 consolidated financial statements of America's Senior Financial Services, Inc. and subsidiaries;

2. Our Independent Auditors' Report dated February 26, 1999 on the 1998 and 1997 financial statements of Dow Guarantee Corp.; and

3. Our Independent Auditors' Report dated April 9, 1999 on the 1998 financial statements of Capital Funding of South Florida, Inc.



/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
December 1, 2000